THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information
(dollars in thousands)

EXHIBIT 99.1

On June 30, 2014, affiliates of CCMP Capital Advisors, LLC (“CCMP”) and Oak Hill Capital Partners III, L.P., Oak Hill Capital Management Partners III, L.P. and OHCP III HC RO, L.P.), together with certain current and former members of Hillman’s management, consummated a merger transaction (the “Merger Transaction”) pursuant to the terms and conditions of an Agreement and Plan of Merger dated as of May 16, 2014.

Hillman Group issued $330,000 aggregate principal amount of its senior notes due July 15, 2022 (the “6.375% Senior Notes”). The 6.375% Senior Notes, of which $330,000 aggregate principal amount was outstanding as of March 31, 2016, are fully and unconditionally guaranteed on a joint and several basis by The Hillman Companies, Inc., Hillman Investment Company, and certain of the Company’s wholly-owned subsidiaries. The non-guarantor information presented represents our Australian, Canadian, and Mexican subsidiaries.

The following financial information presents condensed consolidating statements of comprehensive loss, balance sheets, and cash flows for the Hillman Group, all guarantor subsidiaries, all non-guarantor subsidiaries, and the eliminations necessary to provide the consolidated results for the Hillman Companies and subsidiaries. For purposes of this presentation, we have accounted for investments in our subsidiaries using the equity method of accounting. The principal consolidating adjustments eliminate investment in subsidiary and intercompany balances and transactions.

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Balance Sheet (Unaudited)
As of March 31, 2016
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1	$4,058	$671	$4,826	$—	$9,556
Restricted investments	240	—	—	—	—	240
Accounts receivable, net	—	64,398	1,319	18,277	—	83,994
Inventories, net	—	161,477	5,371	73,297	(653)	239,492
Deferred income taxes, net	12,661	277	514	602	(14,054)	—
Other current assets	—	9,684	78	3,063	—	12,825
Total current assets	12,902	239,894	7,953	100,065	(14,707)	346,107
Intercompany notes receivable	105,446	125,874	(4,368)	(121,506)	(105,446)	—
Intercompany interest receivable	3,058	8,245	—	—	(11,303)	—
Investments in subsidiaries	(897,816)	55,647	4,178	234,183	603,808	—
Property and equipment, net	—	98,963	291	9,556	—	108,810
Goodwill	814,413	350,968	3,240	33,397	(584,841)	617,177
Other intangibles, net	701,846	—	4,414	39,733	—	745,993
Restricted investments	1,251	—	—	—	—	1,251
Deferred income taxes	53,091	143	(1,304)	5,093	(57,023)	—
Deferred financing fees, net	—	1,173	—	—	—	1,173
Investment in trust common securities	3,261	—	—	—	—	3,261
Other assets	—	3,411	25	3,488	—	6,924

Total assets	$797,452	$884,318	$14,429	$304,009	$(169,512)	$1,830,696

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$—	$46,274	$722	$12,371	$—	$59,367
Current portion of senior term loans	—	5,500	—	—	—	5,500
Current portion of capitalized lease and other obligations	—	215	—	—	—	215
Intercompany interest payable	—	3,058	—	8,245	(11,303)	—
Accrued expenses:
Salaries and wages	—	7,180	184	1,110	—	8,474
Pricing allowances	—	2,921	5	1,136	—	4,062
Income and other taxes	(102)	2,366	74	1,329	—	3,667
Interest	—	4,837	—	—	—	4,837
Deferred compensation	240	—	—	—	—	240
Other accrued expenses	—	7,382	40	2,663	—	10,085
Total current liabilities	138	79,733	1,025	26,854	(11,303)	96,447

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Balance Sheet (Unaudited)
As of March 31, 2016
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
LIABILITIES AND STOCKHOLDERS' EQUITY(CONTINUED)
Intercompany debt payable	—	105,446	—	—	(105,446)	—
Long term senior term loans	—	523,206	—	—	—	523,206
Bank revolving credit	—	43,000	—	—	—	43,000
Long term capitalized leases and other obligations	—	250	—	—	—	250
Long term senior notes	—	323,054	—	—	—	323,054
Junior subordinated debentures	129,449	—	—	—	—	129,449
Deferred compensation	1,251	—	—	—	—	1,251
Deferred income taxes, net	296,346	—	1,952	12,516	(71,077)	239,737
Other non-current liabilities	—	6,589	—	335	—	6,924
Total liabilities	427,184	1,081,278	2,977	39,705	(187,826)	1,363,318

Commitments and Contingencies

Stockholders' Equity:
Preferred Stock:
Preferred stock, $.01 par, 5,000 shares authorized, none issued and outstanding at March 31, 2016	—	—	—	—	—	—
Common Stock:
Common stock, $.01 par, 5,000 shares authorized, issued and outstanding at March 31, 2016	—	—	50	—	(50)	—

Additional paid-in capital	634,206	5,842	10,197	375,287	(479,184)	546,348
Accumulated deficit	(263,938)	(184,217)	1,205	(29,865)	426,951	(49,864)
Accumulated other comprehensive (loss) income	—	(18,585)	—	(81,118)	70,597	(29,106)
Total stockholders' equity	370,268	(196,960)	11,452	264,304	18,314	467,378
Total liabilities and stockholders' equity	$797,452	$884,318	$14,429	$304,009	$(169,512)	$1,830,696

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Balance Sheet (Unaudited)
As of December 31, 2015
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1	$3,023	$612	$7,749	$—	$11,385
Restricted investments	639	—	—	—	—	639
Accounts receivable, net	—	55,665	1,020	16,896	—	73,581
Inventories, net	—	171,999	5,447	67,040	(803)	243,683
Deferred income taxes, net	12,666	277	501	604	(167)	13,881
Other current assets	—	7,671	75	2,156	—	9,902
Total current assets	13,306	238,635	7,655	94,445	(970)	353,071
Intercompany notes receivable	105,446	117,368	(4,645)	(112,723)	(105,446)	—
Intercompany interest receivable	—	6,359	—	—	(6,359)	—
Investments in subsidiaries	(891,702)	55,647	4,178	220,764	611,113	—
Property and equipment, net	—	101,034	308	9,050	—	110,392
Goodwill	814,413	350,968	3,240	31,735	(584,841)	615,515
Other intangibles, net	710,820	—	4,467	38,196	—	753,483
Restricted investments	1,382	—	—	—	—	1,382
Deferred income taxes	52,604	143	(979)	2,909	(54,677)	—
Deferred financing fees, net	—	1,263	—	—	—	1,263
Investment in trust common securities	3,261	—	—	—	—	3,261
Other assets	—	3,102	25	3,505	—	6,632

Total assets	$809,530	$874,519	$14,249	$287,881	$(141,180)	$1,844,999

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$—	$51,095	$710	$13,203	$—	$65,008
Current portion of senior term loans	—	5,500	—	—	—	5,500
Current portion of capitalized lease and other obligations	—	217	—	—	—	217
Intercompany interest payable	—	—	—	6,359	(6,359)	—
Accrued expenses:
Salaries and wages	—	4,861	94	453	—	5,408
Pricing allowances	—	3,991	3	3,222	—	7,216
Income and other taxes	(357)	2,497	28	814	—	2,982
Interest	—	9,843	—	—	—	9,843
Deferred compensation	639	—	—	—	—	639
Other accrued expenses	—	6,325	38	1,546	—	7,909
Total current liabilities	282	84,329	873	25,597	(6,359)	104,722

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Balance Sheet (Unaudited)
As of December 31, 2015
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
LIABILITIES AND STOCKHOLDERS' EQUITY(CONTINUED)
Intercompany debt payable	—	105,446	—	—	(105,446)	—
Long term senior term loans	—	524,025	—	—	—	524,025
Bank revolving credit	—	28,000	—	—	—	28,000
Long term capitalized leases and other obligations	—	310	—	—	—	310
Long term senior notes	—	322,777	—	—	—	322,777
Junior subordinated debentures	129,707	—	—	—	—	129,707
Deferred compensation	1,382	—	—	—	—	1,382
Deferred income taxes, net	300,008	—	1,967	12,082	(54,844)	259,213
Other non-current liabilities	—	6,003	—	316	—	6,319
Total liabilities	431,379	1,070,890	2,840	37,995	(166,649)	1,376,455

Commitments and Contingencies

Stockholders' Equity:
Preferred Stock:
Preferred stock, $.01 par, 5,000 shares authorized, none issued and outstanding at December 31, 2015	—	—	—	—	—	—
Common Stock:
Common stock, $.01 par, 5,000 shares authorized, issued and outstanding at December 31, 2015	—	—	50	—	(50)	—
Additional paid-in capital	633,612	5,842	10,197	375,287	(479,184)	545,754
Accumulated deficit	(255,461)	(178,533)	1,162	(29,875)	420,687	(42,020)
Accumulated other comprehensive (loss) income	—	(23,680)	—	(95,526)	84,016	(35,190)
Total stockholders' equity	378,151	(196,371)	11,409	249,886	25,469	468,544
Total liabilities and stockholders' equity	$809,530	$874,519	$14,249	$287,881	$(141,180)	$1,844,999

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statements of Comprehensive Loss (Unaudited)
Three Months Ended March 31, 2016
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	$—	$155,361	$4,222	$30,021	$—	$189,604
Cost of sales (exclusive of depreciation and
amortization shown separately below)	—	79,984	2,791	20,202	—	102,977
Selling, general and administrative expenses	584	54,329	1,003	9,599	—	65,515
Transaction, acquisition and integration expenses	—	—	—	—	—	—
Depreciation	—	7,919	19	432	—	8,370
Amortization	8,973	—	54	436	—	9,463
Intercompany administrative (income) expense	—	(109)	—	109	—	—
Management fees to related party	—	136	—	—	—	136
Other expense (income)	10	644	—	(462)	—	192

(Loss) income from operations	(9,567)	12,458	355	(295)	—	2,951

Intercompany interest (income) expense	(3,058)	3,058	—	—	—	—
Interest (income) expense, net	(258)	11,877	—	1,424	—	13,043
Interest expense on junior subordinated debentures	3,152	—	—	—	—	3,152
Investment income on trust common securities	(94)	—	—	—	—	(94)
(Loss) income before equity in subsidiaries' income	(9,309)	(2,477)	355	(1,719)	—	(13,150)
Equity in subsidiaries' (loss) income	(2,424)	53	—	—	2,371	—

(Loss) income before income taxes	(11,733)	(2,424)	355	(1,719)	2,371	(13,150)
Income tax (benefit) provision	(3,889)	—	312	(1,729)	—	(5,306)

Net (loss) income	$(7,844)	$(2,424)	$43	$10	$2,371	$(7,844)

Other comprehensive income (loss):
Foreign currency translation adjustments	—	5,095	—	14,408	(13,419)	6,084

Total comprehensive (loss) income	$(7,844)	$2,671	$43	$14,418	$(11,048)	$(1,760)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statements of Comprehensive Income (Unaudited)
Three Months Ended March 31, 2015
(Amounts in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	$—	$144,121	$5,113	$31,462	$—	$180,696
Cost of sales (exclusive of depreciation and
amortization shown separately below)	—	79,045	3,692	20,611	—	103,348
Selling, general and administrative expenses	254	49,923	1,018	10,503	—	61,698
Transaction, acquisition and integration expenses	—	165	—	—	—	165
Depreciation	—	6,949	17	571	—	7,537
Amortization	8,974	—	54	489	—	9,517
Intercompany administrative (income) expense	—	(108)	—	108	—	—
Management and transaction fees to related party	—	151	—	—	—	151
Other (income) expense	(50)	1,541	(2)	(259)	—	1,230

(Loss) income from operations	(9,178)	6,455	334	(561)	—	(2,950)

Intercompany interest (income) expense	(3,057)	3,057	—	—	—	—
Interest (income) expense, net	(235)	11,263	—	1,599	—	12,627
Interest expense on junior subordinated debentures	3,152	—	—	—	—	3,152
Investment income on trust common securities	(95)	—	—	—	—	(95)
(Loss) income before equity in subsidiaries' income	(8,943)	(7,865)	334	(2,160)	—	(18,634)
Equity in subsidiaries' (loss) income	(8,708)	(843)	—	—	9,551	—

Income (loss) before income taxes	(17,651)	(8,708)	334	(2,160)	9,551	(18,634)
Income tax (benefit) provision	(7,786)	—	156	(1,139)	—	(8,769)

Net (loss) income	$(9,865)	$(8,708)	$178	$(1,021)	$9,551	$(9,865)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(7,229)	—	(24,528)	21,245	(10,512)

Total comprehensive (loss) income	$(9,865)	$(15,937)	$178	$(25,549)	$30,796	$(20,377)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Consolidating Statement of Cash Flows (Unaudited)
Three Months Ended March 31, 2016
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities:
Net (loss) income	$(5,420)	$(2,477)	$43	$10	$—	$(7,844)
Adjustments to reconcile net (loss) income to net cash
provided by (used for) operating activities:
Depreciation and amortization	8,973	7,919	72	869	—	17,833
Gain on sale of property and equipment	—	4	—	—	—	4
Deferred income tax (benefit) provision	(4,144)	—	297	(2,030)	—	(5,877)
Deferred financing and original issue discount amortization	(258)	923	—	—	—	665
Stock-based compensation expense	594	—	—	—	—	594
Other non-cash interest and change in value of interest rate swap	—	641	—	—	—	641
Changes in operating items:
Accounts receivable	—	(8,733)	(299)	(461)	—	(9,493)
Inventories	—	10,372	76	(2,149)	—	8,299
Other assets	(3,058)	(4,825)	(280)	2,645	—	(5,518)
Accounts payable	—	(4,821)	12	(658)	—	(5,467)
Other accrued liabilities	255	(2,831)	140	(957)	—	(3,393)
Other items, net	3,058	(3,048)	—	(51)	—	(41)
Net cash provided by (used for) operating activities	—	(6,876)	61	(2,782)	—	(9,597)

Cash flows from investing activities:
Capital expenditures	—	(5,912)	(2)	(390)	—	(6,304)
Net cash (used for) provided by investing activities	—	(5,912)	(2)	(390)	—	(6,304)

Cash flows from financing activities:
Repayments of senior term loans	—	(1,375)	—	—	—	(1,375)
Borrowings on revolving credit loans	—	16,000	—	—	—	16,000
Repaymnets of revolving credit loans	—	(1,000)	—	—	—	(1,000)
Principal payments under capitalized lease obligations	—	(66)	—	—	—	(66)
Net cash (used for) provided by financing activities	—	13,559	—	—	—	13,559

Effect of exchange rate changes on cash	—	264	—	249	—	513

Net (decrease) increase in cash and cash equivalents	—	1,035	59	(2,923)	—	(1,829)
Cash and cash equivalents at beginning of period	1	3,023	612	7,749	—	11,385
Cash and cash equivalents at end of period	$1	$4,058	$671	$4,826	$—	$9,556

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Consolidating Statement of Cash Flows (Unaudited)
Three Months Ended March 31, 2015
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities:
Net (loss) income	$(1,157)	$(7,865)	$178	$(1,021)	—	$(9,865)
Adjustments to reconcile net (loss) income to net cash
provided by used for operating activities:
Depreciation and amortization	8,974	6,949	70	1,061	—	17,054
Dispositions of property and equipment	—	16	—	47	—	63
Deferred income tax (benefit) provision	(8,040)	—	142	(1,262)	—	(9,160)
Deferred financing and original issue discount amortization	(237)	924	—	—	—	687
Stock-based compensation expense	204	—	—	—	—	204
Other non-cash interest and change in value of interest rate swap	—	1,543	—	—	—	1,543
Changes in operating items:
Accounts receivable	—	(15,443)	(865)	(1,649)	—	(17,957)
Inventories	—	(15,145)	373	(12,841)	—	(27,613)
Other assets	(3,057)	(4,132)	20	7,690	—	521
Accounts payable	—	4,492	(270)	6,828	—	11,050
Interest payable on junior subordinated debentures	—	—	—	—	—	—
Other accrued liabilities	368	(2,248)	36	(1,279)	—	(3,123)
Other items, net	3,485	(3,447)	—	(367)	—	(329)
Net cash provided by (used for) operating activities	540	(34,356)	(316)	(2,793)	—	(36,925)

Cash flows from investing activities:
Capital expenditures	—	(5,994)	—	(434)	—	(6,428)
Net cash (used for) provided by investing activities	—	(5,994)	—	(434)	—	(6,428)

Cash flows from financing activities:
Repayments of senior term loans	—	(1,375)	—	—	—	(1,375)
Borrowings on revolving credit loans	—	29,000	—	—	—	29,000
Principal payments under capitalized lease obligations	—	(50)	—	—	—	(50)
Purchase of stock from a former member of management	(540)	—	—	—	—	(540)
Net cash (used for) financing activities	(540)	27,575	—	—	—	27,035

Effect of exchange rate changes on cash	—	184	—	(214)	—	(30)

Net (decrease) increase in cash and cash equivalents	—	(12,591)	(316)	(3,441)	—	(16,348)
Cash and cash equivalents at beginning of period	1	13,191	696	4,597	—	18,485
Cash and cash equivalents at end of period	1	600	380	1,156	—	2,137